EXHIBIT 3.9

                                                                  NUMBER: 235440

                                [GRAPHIC  OMITTED]

                                   CERTIFICATE
                                       OF
                                 CHANGE OF NAME

                                   COMPANY ACT

           CANADA
PROVINCE OF BRITISH COLUMBIA




                              I HEREBY CERTIFY that

                             FORCE TECHNOLOGIES INC.

                        has this day changed its name to

                           GLASSMASTER INDUSTRIES INC.




                              ISSUED under my hand at Victoria, British Columbia
                                             On October 31, 1997


              SEAL


                                             JOHN S. POWELL
                                          Registrar of Companies


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